Exhibit 99.1

July 8, 2024

For Release:	Immediately
Refer to:	Jordan Bishop; jordan.bishop@lilly.com; 317-473-5712 (Lilly Media)
Joe Fletcher; jfletcher@lilly.com; 317-296-2884 (Lilly Investors)
Chris Erdman; chris.erdman@morphictx.com; 617-686-1718 (Morphic)

Lilly to Acquire Morphic to Improve Outcomes for Patients with Inflammatory Bowel Disease

Acquisition to expand Lilly’s immunology pipeline with oral integrin therapies

INDIANAPOLIS and WALTHAM, Mass., July 8, 2024 – Eli Lilly and Company (NYSE: LLY) and Morphic Holding, Inc. (NASDAQ: MORF) today announced a definitive agreement for Lilly to acquire Morphic, a biopharmaceutical company developing oral integrin therapies for treatment of serious chronic diseases.

Morphic’s lead program is a selective oral small molecule inhibitor of α4b7 integrin for the treatment of inflammatory bowel disease (IBD) that has the potential to improve outcomes and expand treatment options for patients. This molecule (known as MORF-057) is being evaluated in two Phase 2 studies in ulcerative colitis and one Phase 2 study in Crohn’s disease. Additionally, Morphic is developing a preclinical pipeline of other molecules for the treatment of autoimmune diseases, pulmonary hypertensive diseases, fibrotic diseases and cancer.

“Oral therapies could open up new possibilities for earlier intervention in diseases like ulcerative colitis, and also provide the potential for combination therapy to help patients with more severe disease,” said Daniel Skovronsky, M.D., Ph.D., chief scientific officer of Lilly and president, Lilly Research Laboratories, president, Lilly Immunology. “We are eager to welcome Morphic colleagues to Lilly as this strategic transaction reinforces our commitment to developing new therapies in the field of gastroenterology, where Lilly has made significant investments to deliver first-in-class molecules for the benefit of patients.”

“Morphic has always believed that the immense potential of MORF-057 to benefit patients suffering from IBD could be optimized by the ideal strategic partner. Lilly brings unparalleled resources and commitment to the inflammation and immunology field,” commented Praveen Tipirneni, M.D., CEO of Morphic Therapeutic. “We built the Morphic Integrin Technology platform to realize the vast opportunity of integrin therapeutics. MORF-057 is a tremendous example of those efforts, an oral small molecule α4b7 inhibitor with the potential to be well tolerated and efficacious, attributes that could unlock new possibilities in IBD treatment. My deepest thanks go to the entire Morphic Team for their expertise, creativity and tenacity. We are also grateful to the investigators and patients who have contributed to the success of MORF-057 thus far, and we eagerly anticipate the path forward for MORF-057 and other integrin medicines under Lilly’s stewardship.”

Terms of the Agreement

Lilly will commence a tender offer to acquire all outstanding shares of Morphic for a purchase price of $57 per share in cash (an aggregate of approximately $3.2 billion) payable at closing. The transaction has been approved by the boards of directors of both companies.

The transaction is not subject to any financing condition and is expected to close in the third quarter of 2024, subject to customary closing conditions, including the tender of a majority of the outstanding shares of Morphic’s common stock. Following the successful closing of the tender offer, Lilly will acquire any shares of Morphic that are not tendered in the tender offer through a second-step merger at the same consideration as paid in the tender offer.

The purchase price payable at closing represents a premium of approximately 79.0% to the closing stock price on July 5, 2024, and 87.2% to the 30-day volume-weighted average trading price of Morphic’s common stock ended on July 5, 2024, the last trading day before the announcement of the transaction. Morphic’s board of directors recommends that Morphic’s stockholders tender their shares in the tender offer.

Lilly will determine the accounting treatment of this transaction as a business combination or an asset acquisition, including any related acquired in-process research and development charges, according to Generally Accepted Accounting Principles (GAAP) upon closing. This transaction will thereafter be reflected in Lilly’s financial results and financial guidance.

For Lilly, Citi is acting as exclusive financial advisor and Kirkland & Ellis LLP is acting as legal counsel. For Morphic, Centerview Partners LLC is acting as exclusive financial advisor. Evercore Group L.L.C. also provided advice to Morphic. Fenwick & West LLP is acting as legal counsel.

About Morphic

Morphic is a biopharmaceutical company developing a portfolio of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis, and cancer. Morphic is also advancing its pipeline and discovery activities in collaboration with Schrödinger using its proprietary MInT technology platform which leverages Morphic’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

About Lilly

Lilly is a medicine company turning science into healing to make life better for people around the world. We’ve been pioneering life-changing discoveries for nearly 150 years, and today our medicines help more than 51 million people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we’re motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. To learn more, visit Lilly.com and Lilly.com/news, or follow us on Facebook, Instagram and LinkedIn. C-LLY

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding Lilly’s proposed acquisition of Morphic, including regarding prospective benefits of the proposed acquisition, regarding the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition, regarding Morphic’s product candidates and ongoing clinical and preclinical development and its MInT technology platform, and regarding the accounting treatment of the potential acquisition under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements reflect current beliefs and expectations; however, these statements involve inherent risks and uncertainties, including with respect to consummating the proposed acquisition and any competing offers or acquisition proposals for Morphic, drug research, development and commercialization, Lilly’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance, uncertainties as to how many of Morphic’s stockholders will tender their stock in the tender offer, the effects of the proposed acquisition (or the announcement thereof) on Morphic’s stock price, relationships with key third parties or governmental entities, transaction costs, risks that the proposed acquisition disrupts current plans and operations or adversely affects employee retention, potentially diverting management’s attention from Morphic’s ongoing business operations, changes in Morphic’s business during the period between announcement and closing of the proposed acquisition, and any legal proceedings that may be instituted related to the proposed acquisition. Actual results could differ materially due to various factors, risks and uncertainties. Among other things, there can be no guarantee that the proposed acquisition will be completed in the anticipated timeframe or at all, that the conditions required to complete the proposed acquisition will be met, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the proposed acquisition will not occur, that Lilly will realize the expected benefits of the proposed acquisition, that product candidates will be approved on anticipated timelines or at all, that any products, if approved, will be commercially successful, that Lilly’s financial results will be consistent with its expected 2024 guidance or that Lilly can reliably predict the impact of the proposed acquisition on its financial results or financial guidance. For further discussion of these and other risks and uncertainties, see Lilly’s and Morphic’s most recent Form 10-K and Form 10-Q filings with the United States Securities and Exchange Commission (the “SEC”). Except as required by law, neither Lilly nor Morphic undertakes any duty to update forward-looking statements to reflect events after the date of this press release.

Additional Information about the Acquisition and Where to Find It

The tender offer for all of the outstanding shares of Morphic described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lilly and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. A solicitation and offer to buy outstanding shares of Morphic will only be made pursuant to the tender offer materials that Lilly and its acquisition subsidiary intend to file with the SEC. At the time the tender offer is commenced, Lilly and its acquisition subsidiary will file tender offer materials on Schedule TO, and Morphic will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF MORPHIC ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF MORPHIC SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of Morphic at no expense to them at Lilly’s website at investor.lilly.com and (once they become available) will be mailed to the stockholders of Morphic free of charge. Copies of the documents filed with the SEC by Morphic will be available free of charge on Morphic’s website, investor.morphictx.com, or by contacting Morphic’s investor relations department at chris.erdman@morphictx.com. The information contained in, or that can be accessed through, Morphic’s and Lilly’s websites is not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Lilly and Morphic file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Lilly and Morphic with the SEC for free on the SEC’s website at www.sec.gov.

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